UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549-1004

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 17, 2005

Hanmi Financial Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30421	95-4788120
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

3660 Wilshire Boulevard
Los Angeles California	90010
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 382-2200

Not applicable
(Former name of former address, if changed since last report)

     Check the appreciate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     Hanmi Financial Corporation (the “Registrant”) has named Mr. Kurt M. Wegleitner as Executive Vice President and Chief Credit Officer of its wholly owned subsidiary, Hanmi Bank. His appointment is effective June 1, 2005.

     During the past two years, Mr. Wegleitner, age 54, has served as the Assistant General Manager & Country Credit Officer of DBS USA. From 1999 to 2002, Mr. Wegleitner was the Managing Director of ING Capital Advisors, LLC. Prior to this, Mr. Wegleitner held senior management positions at Wells Fargo Bank and Continental Bank. Mr. Wegleitner will receive an annual base salary of $200,000, and will be eligible to participate in Hanmi Bank’s incentive compensation plan.

Item 9.01. Financial Statements and Exhibits

     A copy of the press release dated May 16, 2005 regarding the appointment is attached hereto as Exhibit 99.1 and incorporated herein by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 17, 2005	Hanmi Financial Corporation
	By:	/s/ SUNG WON SOHN
Sung Won Sohn
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press release dated May 16, 2005, issued by Hanmi Financial Corporation